UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 5, 2013 (June 4, 2013)
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 4, 2013, the Company held its 2013 Annual Meeting of Stockholders. Below are the matters that were voted upon at the meeting and the final voting results as reported by our inspector of elections.

(1)	Election of Directors - The stockholders elected three Class I directors, each for a term expiring at the Company's 2016 Annual Meeting of Stockholders. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Alfred E. Osborne	16,313,878	41,413	1,305,656
Jack Quinn	16,313,028	42,263	1,305,656
Thomas M. Van Leeuwen	16,320,745	34,546	1,305,656

The other directors with terms continuing after the 2013 Annual Meeting of Stockholders are Carolyn Bartholomew, David Foster, Jack A. Hockema, Teresa A. Hopp, Lauralee E. Martin, William F. Murdy and Brett E. Wilcox.

(2)	Advisory Vote on Executive Compensation - The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
15,791,050	533,648	30,593	1,305,656

(3)
Ratification of the Selection of Independent Registered Public Accounting Firm - The stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2013. The voting results were as follows:

For	Against	Abstain
17,277,140	361,125	22,682

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Corporate Secretary and Assistant General Counsel
Date: June 5, 2013